EXHIBIT



                         AGREEMENT TO RESTRUCTURE DEBT


This Agreement to Restructure Debt ("Agreement"), effective December 22,1995, is made by and between Toshiba America Information Systems, Inc., 9740 Irvine Boulevard, P.O. Box 19724, Irvine, California 92713-9724, a California Corporation ("TAIS"), and Communications World International, Inc., 6025 South Quebec Street, Suite 300, Englewood, Colorado 80111, a Colorado Corporation ("CWI"), and Richard D. Olson, 10414 Strasburg Way, Parker, Colorado 80134, an individual ("Olson").

  WHEREAS, CWI is indebted to TAIS pursuant to a certain Installment Note, dated July 26, 1995, in the original principal amount of Two Hundred Eighteen Thousand One Hundred Ninety Five Dollars ($218,195), with a current balance of One Hundred Forty Four Thousand One Hundred Forty Six Dollars ($144,146) ("Installment Note"); and,

  WHEREAS, as of the date hereof, CWI is indebted to TAIS in the amount of One Million Three Hundred Eighty Six Thousand Eight Hundred Four Dollars ($1,386,804) on open book account number 0001900 ("Open Book Account"); and,

  WHEREAS, the Installment Note and the Open Book Account are hereinafter referred to collectively as the "Debt"; and,

  WHEREAS, CWI has requested TAIS, and TAIS agrees, to restructure the terms of repayment of the Debt; and,

  WHEREAS, Olson agrees to personally guarantee repayment of the Debt;

  NOW, THEREFORE, IN CONSIDERATION of the mutual promises and covenants contained herein, the parties hereby agree as follows:

1. The Installment Note is hereby canceled and the Open Book Account is hereby closed at the amount showing on the books and records of TAIS as of the close of business on the date of this Agreement, provided that (a) CWI shall execute the Promissory Note attached hereto as Exhibit "A" evidencing a new obligation to pay TAIS the combined balance owed to TAIS under the Installment Note and the Open Book Account ("Combined Balance"), and (b) Olson shall execute the Personal Guaranty attached hereto as Exhibit "B" obligating himself to be personally liable for repayment of the Combined Balance and the new open book account, described in Paragraph 2 below, in the event of a default by CWI.

2. TAIS shall extend additional credit to CWI on open book account in an amount not to exceed Four Hundred Thousand Dollars ($400,000), provided that such new open book account shall bear a different account number than the Open Book Account, and further provided that CWI shall make timely payment of such new open book account in accordance with the terms of the TAIS invoice.

3. CWI shall provide TAIS the following information and documents:

a) Unaudited monthly financial statements, not later than the 24th day of each month covering the preceding month;

b) Unaudited quarterly financial statements, not later than the 50th day after the end of the fiscal quarter;

c) Copies of all reports filed by CWI with the United States Securities and Exchange Commission, not later than three days after the date of filing;

d) a twelve (12) month rolling forecast of operating results not less than on a fiscal quarterly basis;

e) a detailed status of accounts receivable of CWI, as such reports are delivered to CWI's bank lender; and,

f) advance notification of anticipated increases in general and administrative expenses in excess of ten percent (10%) of general and administrative expense forecasts.


4) Upon notice to members of the Board of Directors of CWI of any meeting of the Board of Directors, CWI shall provide notice of such meeting to TAIS, and TAIS shall be entitled to designate one observer who may, but shall not be obligated to, attend meetings of the Board of Directors of CWI. Such person shall not be deemed to be a member of the Board of Directors. TAIS' initial designee shall be Mr. Reginald Geary. Mr. Geary shall be invited to attend all meetings, but will not be entitled to vote as a member of the Board, nor will he be permitted to participate in discussions which affect relationships between CWI and TAIS. Mr. Geary shall not receive compensation or reimbursement from CWI for attending any meetings of the Board, or for his review of information regarding CWI.

5) CWI is subject to the reporting requirements of the Securities Exchange Act of 1934 and its common stock is traded publicly. In this regard, TAIS recognizes that applicable federal securities laws impose significant restrictions concerning the use or disclosure of certain non-public information in general and in buying or selling, or discussing with others the possibility of buying or selling CWI's stock by persons who have access to material information concerning CWI which is not generally available to members of the public. Information which may be provided to TAIS pursuant to this Agreement, or to Mr. Geary or TAIS' other designee, at meetings of CWI's Board of Directors, may be considered material non-public information that constitute "inside information" under the federal securities laws. By virtue of TAIS' access to this information, TAIS, Mr. Geary, and TAIS' other representatives will be subject to these restrictions. TAIS agrees that it will not, and that it will insure that Mr. Geary and other persons having access to such non-public information through TAIS will not, buy or sell CWI's stock or discuss with others any material non-public information concerning CWI or the possibility or advisability of buying or selling CWI's stock, at any time that TAIS and/or its representatives possess material non-public information concerning CWI.

6) CWI shall permit TAIS' Director of Western Area Sales, or designee, to visit CWI on a monthly basis to review sales and sales support activities. TAIS may, from time to time, provide additional sales and sales training support to CWI. CWI shall cooperate with TAIS in utilization of the aforementioned support.

7) Any notice shall be in writing and shall be effective the date actually received, three days from the date of mailing by U.S. Postal Service with return receipt requested, or on the date of delivery set forth on the receipt if the notice is sent by expedited delivery service. Any party may change its address by notice to the other party.

8) This Agreement shall be deemed performed in, and governed in accordance with the laws of, the State of California, excluding therefrom its conflicts of laws provisions. Each party hereby submits to the jurisdiction of any court of competent jurisdiction within the County of Orange, State of California. In the event of any litigation arising out of the interpretation or enforcement of this Agreement, then the prevailing party shall be entitled to an award of attorney fees and costs.

9) Each Corporation and the person signing on the behalf of the Corporation hereby represent and warrant that the person signing on behalf of the Corporation is authorized to bind the Corporation.

IN WITNESS THEREOF, the parties have executed this Agreement as of the date first set forth above.

TOSHIBA AMERICA INFORMATION SYSTEMS, INC.

By:    /s/ Denise Hards
       __________________________________________

Title: VP  Treasurer
       __________________________________________

COMMUNICATIONS WORLD INTERNATIONAL, INC.

By:    /s/ Richard D. Olson
       __________________________________________

Title: President/CEO
       __________________________________________

       /s/ Richard D. Olson
       __________________________________________
       MR. RICHARD D. OLSON, INDIVIDUALLY

EXHIBIT



                                PROMISSORY NOTE


            $1,530,950                            December 22, 1995



  FOR VALUE RECEIVED, Communications World International, Inc., a Colorado Corporation ("CWI"), with its principal place of business located at 6025 South Quebec Street, Suite 300, Englewood, Colorado 80111, promises to pay Toshiba America Information Systems, Inc. ("TAIS") at 9740 Irvine Boulevard, Irvine, California 92718, the principal sum of $1,530,950, together with simple interest on the principal balance of this Promissory Note (the "Note") outstanding from time to time at the rate of six percent per annum.

  Principal and interest shall be paid in 60 equal monthly installments of $29,597.55 each, commencing on February 12, 1996 and continuing on the same day of each successive month thereafter, with a final payment of all unpaid principal and interest on January 12, 2001.

  In addition to the installment payments above, CWI shall be required to make prepayments of principal in a minimum amount of $10,000 on the 12th day of any month after which CWI's net operating cash flows (which shall mean pre-tax net income plus depreciation and amortization) have exceeded $75,000 in each of the three immediately preceding months. In the event a $10,000 prepayment is due in a monthly installment, CWI thereafter shall also be required to make a prepayment of principal equal to 60% of each incremental $5,000 of net operating cash flow in excess of $75,000 for each applicable month. Provided that, if the calculation for any monthly period(s) is not then available, the prepayment obligation shall be deferred until the next regular monthly installment becomes due.

  CWI shall also be required to make prepayments of principal if CWI makes an offering of its stock or a debt security and receives cash proceeds, net of expenses incurred in the offering, in excess of $350,000. The amount of the prepayment shall be the sum of 40% of the net proceeds between $350,000 and $1,000,000, 50% of the net proceeds between $1,000,001 and $2,000,000, 60% of the net proceeds between $2,000,001 and $3,000,000, and 100% of the net proceeds in excess of $3,000,000, but not more than the then unpaid principal balance of this Note.

  In the event of a default in the payment of principal or interest when due on this Note and such default remains uncured after fifteen days' written notice thereof to CWI, then at the option of TAIS all or any part of the accrued interest or principal remaining unpaid on this Note shall become due and payable. The failure to assert such right in any one instance shall not be deemed a waiver of this provision.

  In the event that it becomes necessary for TAIS to retain an attorney to collect the accrued interest and unpaid principal due on this Note, TAIS shall be entitled to a reasonable attorney's fee and costs.

  This note shall be governed by and construed according to the laws of the state of California.

                                        Communications World International, Inc.
                                                        By: /s/ Richard D. Olson
                                                            --------------------
                                                     Richard D. Olson, President

EXHIBIT



                               PERSONAL GUARANTY
                               -----------------

This Personal Guaranty ("Guaranty"), effective December 22, 1995, is made by and between Toshiba America Information Systems, Inc., 9740 Irvine Boulevard, P.O. Box 19724, Irvine, California 92713-9724, a California Corporation ("TAIS"), and Richard D. Olson, 10414 Strasburg Way, Parker, Colorado 80134, ("Guarantor").

  WHEREAS, Guarantor is the President and major stock holder of Communications World International, Inc., a Colorado Corporation ("CWI"); and,

  WHEREAS, CWI is indebted to TAIS in the amount of One Million Five Hundred Thirty Thousand Nine Hundred Fifty Dollars ($1,530,950) for products delivered by TAIS to CWI ("Debt"); and,

  WHEREAS, CWI and Guarantor requested TAIS to restructure the Debt; and,

  WHEREAS, TAIS, CWI and Guarantor entered into an Agreement to Restructure Debt, and a Promissory Note, effective, December 22, 1995 ("Agreement to Restructure Debt" "Promissory Note"); and,

  WHEREAS, as a condition for restructuring the Debt, Guarantor agreed to be personally liable for repayment of the Debt in the event of default by CWI;

  NOW, THEREFORE, IN CONSIDERATION of mutual promises and covenants contained herein, and other good and valuable consideration, the parties hereby agree as follows:

Guarantor irrevocably and unconditionally guarantees to TAIS the payment when due, whether by acceleration or otherwise, of the amount of the Debt herein and as reflected in the Agreement to Restructure Debt and the Promissory Note executed by CWI, together with interest thereon as provided in the Promissory Note, or the maximum amount allowed by law, whichever is less, plus reasonable attorney's fees, costs and expenses of collection incurred by TAIS due to the default of either CWI or Guarantor. Guarantor acknowledges CWI's present debt owed to TAIS in the amount of the Debt herein as his own. He further acknowledges that the terms of the Agreement to Restructure Debt and Promissory Note executed by CWI are incorporated herein by reference. It is expressly agreed that TAIS will take reasonable steps to collect the Debt from CWI before it proceeds against Guarantor hereunder.

This Guaranty shall not be terminated upon the death or incapacity of Guarantor. This Guaranty shall continue at all times and shall remain in full force and effect, except that the Guarantor may revoke this Guaranty upon written notice by registered mail to TAIS; provided, that revocation shall not affect any transaction initiated prior to the effective date or revocation nor in any way affect Guarantor's liability for any indebtedness or liability contracted prior thereto. Revocation by any other Guarantor of CWI shall not affect Guarantor's liability whatsoever.

Guarantor hereby consents that from time to time, without notice to or further consent from him the performance or observance by CWI of any obligation may be waived, or the time of performance thereof extended, by TAIS. TAIS may make any agreement with CWI, or with any other party, for the operation of the affairs of CWI or for the acceleration, extension, subordination, payment, compounding, renewal, modification, or amendment of the Agreement to Restructure Debt, the Promissory Note or any security thereof. Any such present or future agreement CWI, or such other party or person may be renewed, amended or modified in whole or in part, or any collateral therefor may be exchanged, surrendered, sold, assigned, transferred as TAIS may determine, and any of the acts mentioned in any such agreement may be done all without affecting Guarantor's liability.

Guarantor hereby waives notice of acceptance of this Guaranty or execution, renewal or alteration of any agreements between TAIS and CWI, presentment of any instrument, demand for payment, protest and notice of default or protest thereof, or of any exchange, sale, surrender or other handling or disposition of any such collateral; and the Guaranty herein expressed shall not in any way be impaired or affected by the omission of TAIS or anyone else to make such presentment, demand, or protest, or to give notice of any kind.

Any indebtedness of CWI, now or hereafter owed by CWI to Guarantor is hereby subordinate to the indebtedness now or hereafter owing by CWI to TAIS.

For purposes of this Guaranty the Debt shall be deemed to mature upon the filing by or against CWI of any petition under the United States Bankruptcy Code 11 U.S.C., Section 101 et seq. or under any similar state statutory provision, which is not dismissed within 60 days of such filing.

This Guaranty, consisting of two (2) pages, constitutes the entire understanding between TAIS and Guarantor, and shall in all respects be interpreted, enforced and governed by the laws of the State of California, excluding therefrom its conflict of laws provisions, the Guaranty shall be deemed made in the Sate of California and each party hereby submits to the jurisdiction of any court of competent jurisdiction within the State. Any dispute arising out of this Guaranty shall be heard by a judge alone without a jury and venue of any such dispute shall be in the County of Orange and the State of California. TAIS and Guarantor further agree and acknowledge that should any portion of this Guaranty be deemed unenforceable by a court of competent jurisdiction, the unenforceable provision shall be deemed severable from, and shall not affect, the remained of this Guaranty.

The undersigned acknowledges that he is entering into this Guaranty freely and voluntarily, with a full understanding of its terms.


IN WITNESS WHEREOF, this Guaranty has been duly executed on the date first written above.

                                      By:  /s/ Richard D. Olson
                                           -----------------------
                                               RICHARD D. OLSON